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                                                                 Exhibit (a)(6)


                    GUIDELINES FOR CERTIFICATION OF TAXPAYER
                  IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE
PAYER -- Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

------------------------------------------------------------
                                              GIVE THE
                                           SOCIAL SECURITY
       FOR THIS TYPE OF ACCOUNT:            NUMBER OF --
------------------------------------------------------------
 1.  An individual's account             The individual

 2.  Two or more individuals (joint      The actual owner of
     account)                            the account or, if
                                         combined funds, the
                                         first individual on
                                         the account(1)

 3.  Custodian account of a minor        The minor(2)
     (Uniform Gift to Minors Act)

 4.  a. The usual revocable savings      The grantor-
        trust account (grantor is also   trustee(1)
        trustee)

     b. So-called trust account that is The actual owner(1) not a legal or valid trust under State law

 5.  Sole proprietorship account         The owner(3)
------------------------------------------------------------

------------------------------------------------------------
                                          GIVE THE EMPLOYER
                                           IDENTIFICATION
       FOR THIS TYPE OF ACCOUNT:            NUMBER OF --
------------------------------------------------------------
 6.  A valid trust, estate, or pension   Legal entity (Do
     trust                               not furnish the
                                         identifying number
                                         of the personal
                                         representative or
                                         trustee unless the
                                         legal entity itself
                                         is not designated
                                         in the account
                                         title).(4)

 7.  Corporate account                   The corporation

 8.  Association, club, religious,       The organization
     charitable, educational or other
     tax-exempt organization account

 9.  Partnership account held in the     The partnership
     name of the business

10.  A broker or registered nominee      The broker or
                                         nominee

11.  Account with the Department of      The public entity
     Agriculture in the name of a
     public entity (such as a State or
     local government, school district
     or prison) that receives
     agricultural program payments
------------------------------------------------------------

(1) List first and circle the name of the person whose number you furnish.
(2) Circle the minor's name and furnish the minor's Social Security number.
(3) You must show your individual name, but you may also enter your business or "doing business as" name. You may use either your Social Security number or employer identification number.
(4) List first and circle the name of the legal trust, estate, or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

RESIDENT ALIEN INDIVIDUALS: If you are a resident alien individual and you do not have, and are not eligible to get, a Social Security number, your taxpayer identification number is your individual taxpayer identification number ("ITIN") as issued by the Internal Revenue Service. Enter it on the portion of the Substitute Form W-9 where the Social Security number would otherwise be entered. If you do not have an ITIN, see "How to Obtain a TIN" below.
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            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

                                     PAGE 2

HOW TO OBTAIN A TIN
If you don't have a taxpayer identification number ("TIN") or you don't know your number, obtain Form SS-5, Application for a Social Security number, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service (the "IRS") and apply for a number. Resident alien individuals who are not eligible to get a Social Security number and need an ITIN should obtain Form W-7, Application for Individual Taxpayer Identification Number, from the IRS.

PAYEES AND PAYMENTS EXEMPT FROM BACKUP WITHHOLDING
Payees specifically exempted from backup withholding on all payments include the following:
  - An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7), if the account satisfies the requirements of section 401(f)(2).
  - The United States or any of its agencies or instrumentalities.
  - A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.
  - A foreign government or any of its political subdivisions, agencies, or instrumentalities.
  - An international organization or any of its agencies or instrumentalities. Other payees that MAY BE EXEMPT from backup withholding include:
  - A corporation.
  - A foreign central bank of issue.
  - A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States.
  - A real estate investment trust.
  - An entity registered at all times during the tax year under the Investment Company Act of 1940.
  - A common trust fund operated by a bank under section 584(a).
  - A financial institution.
  - A middleman known in the investment community as a nominee or custodian.
  - A trust exempt from tax under section 664 or described in section 4947. Payments of dividends not generally subject to backup withholding include the following:
  - Payments to nonresident aliens subject to withholding under section 1441.
  - Payments to partnerships not engaged in a trade or business in the United States and that have at least one nonresident alien partner.
  - Payments of patronage dividends not paid in money.
  - Payments made by certain foreign organizations.
  - Section 401(k) distributions made by an ESOP.
  Payments of interest not generally subject to backup withholding include the following:
  - Payments of interest on obligations issued by individuals.
NOTE: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade of business and you have not provided your correct taxpayer identification number to the payer.
  - Payments of tax-exempt interest (including exempt-interest dividends under section 852).
  - Payments described in section 6049(b)(5) to nonresident aliens.
  - Payments on tax-free covenant bonds under section 1451.
  - Payments made by certain foreign organizations.
  Exempt payees described above should file Substitute Form W-9 with the payer to avoid possible erroneous backup withholding. FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM IN PART II, SIGN AND DATE THE FORM, AND RETURN IT TO THE PAYER.
  Certain payments, other than interest, dividends and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050A and 6050N and the Treasury regulations under these sections.

PRIVACY ACT NOTICE. -- Section 6109 requires most recipients of dividend, interest or other payments to give their correct TINs to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of tax returns. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividend and certain other payments to a payee who does not furnish a TIN to a payer. Certain penalties may also apply.

PENALTIES
(1) FAILURE TO FURNISH TIN. -- If you fail to furnish your correct TIN to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING. -- If you make a false statement with no reasonable basis that results in no imposition of backup withholding, you are subject to a $500 penalty.
(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION. -- Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

       FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE IRS.